UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2023, Astra Space, Inc. (the “Company”) announced that it closed an initial financing with JMCM Holdings LLC (“JMCM”) and SherpaVentures Fund II, LP (“Sherpa” and together with JMCM, the “Investors”), affiliates of two early investors in the Company, for a total investment amount of approximately $13.4 million (the “Initial Financing”) pursuant to a reaffirmation agreement and omnibus amendment agreement dated November 6, 2023 (the “Initial Financing Agreement”). The Initial Financing is connected to the Company’s announcement in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2023 of the execution of a non-binding term sheet (the “Term Sheet”). The Term Sheet contemplates a financing of at least $15.0 million, from the Investors and other potential investors, and up to $25.0 million (the “Proposed Financing”).

The Initial Financing includes (1) a purchase by the Investors of the remaining $8.0 million aggregate principal amount of senior secured notes (the “Existing Notes”) and associated warrants (the “Existing Warrants”) to purchase up to 1.5 million post-reverse stock split shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) from the Company’s senior secured creditor, pursuant to which the Company was in default under as of October 30, 2023, (2) a loan by the Investors to the Company and its subsidiaries in the aggregate amount of approximately $3.05 million evidenced by senior secured bridge notes (the “Bridge Notes”) that will mature on November 17, 2023 (the “Maturity Date”), that will rank equally as to payment and lien priority with the Existing Notes, that will be secured by the same collateral as the Existing Notes and that will be guaranteed by all of the subsidiaries of the Company, and (3) a sale to the Investors of warrants (the “Bridge Warrants”) to purchase up to 5,314,201 shares of the Company’s Class A Common Stock (the “Warrant Shares”) at a purchase price of $0.125 per Bridge Warrant for an aggregate purchase price of approximately $664,275 that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments and that expire on November 6, 2028.

The Initial Financing closed on November 6, 2023 (the “Closing Date”). Net proceeds from the Initial Financing, after deducting estimated offering expenses, were approximately $2.6 million.

Pursuant to the Initial Financing Agreement, the Investors have agreed to waive certain existing and prospective defaults and events of default under the Existing Notes, including the events of default under the Existing Notes described in the Company’s current report on Form 8-K filed with the SEC on November 3, 2023, and the requirement for the Company to comply with the minimum liquidity financial covenant in the Existing Notes until November 17, 2023 to provide the Company with time to raise additional liquidity through various capital raising and cost cutting initiatives and strategic transactions (the “Strategic Plan”).

The Company is in continuing discussions concerning the Proposed Financing with the Investors. The funding contemplated by the Term Sheet is conditioned upon execution of final definitive documentation among the Company and the Investors; however there can be no assurance that the Company and the Investors will be able to negotiate definitive documentation on the terms specified in the Term Sheet or to consummate the Proposed Financing at all.

Initial Financing Agreement

The Initial Financing Agreement contains customary representations, warranties and agreements by the Company, including an agreement to indemnify the Investors against certain liabilities. The representations, warranties and covenants contained in the Initial Financing Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Bridge Notes Issuance

The Bridge Notes will not be issued pursuant to an indenture. The Maturity Date is November 17, 2023 and the Bridge Notes will bear interest at 9.0% per annum payable in kind, which interest rate would increase to 15% per annum upon the existence of an Event of Default (as defined in the Notes). The Bridge Notes may be prepaid, in whole or in part, at any time without prepayment premium or penalty.

The Bridge Notes will be secured by first-priority security interests in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its subsidiaries.

The Bridge Notes also include an additional uncommitted delayed draw term loan pursuant to which the Company may request, subject to the satisfaction or waiver of customary conditions precedent, including the satisfaction of certain performance milestones, and JMCM may make, in its sole discretion, one or more additional loans after the Closing Date and prior to the Maturity Date in an aggregate principal amount not to exceed $2.5 million (the “Additional Bridge Notes”). If Additional Bridge Notes are issued, JMCM will also purchase additional warrants (the “Additional Bridge Warrants”) to purchase shares of Class A Common Stock at a purchase price of $0.125 per Additional Bridge Warrant and in an amount equal to (i) 35% percent of the additional loan amount divided by (ii) the exercise price calculated in accordance with the definition thereof in the form of Bridge Warrant attached hereto as Exhibit 4.2, which is incorporated herein by reference. Any Additional Bridge Notes or Additional Bridge Warrants issued shall have the same terms and conditions as the Bridge Notes and Bridge Warrants.

If an Event of Default under the Bridge Notes occurs, the principal amount, together with accrued interest thereon, will become immediately due and payable.

Bridge Warrant Issuance

The Bridge Warrants will be immediately exercisable upon issuance at an exercise price of $0.808 per Warrant Share, subject to certain adjustments. The exercise price of the Bridge Warrants, and the number of Warrant Shares potentially issuable upon exercise of the Bridge Warrants, will be adjusted proportionately if the Company subdivides its shares of common stock into a greater number of shares or combines its shares of common stock into a smaller number of shares.

The Bridge Notes and Bridge Warrant have not been and will not be, and any Additional Bridge Notes or Additional Bridge Warrants issued, or any securities issued in connection with the Proposed Financing will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Bridge Notes, the Bridge Warrants, and any Additional Bridge Notes or Additional Bridge Warrants issued, or any securities issued in connection with the Proposed Financing may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Bridge Notes and Bridge Warrants were, and will be, offered and sold to the Investors in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are “accredited investors,” as defined in Regulation D, and are acquiring the Bridge Notes for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

This Current Report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Bridge Notes, the Bridge Warrants, any Additional Bridge Notes or Additional Bridge Warrants that may be issued, or any securities that may be issued in the Proposed Financing, nor a solicitation for an offer to purchase any security, including the Bridge Notes, the Bridge Warrants, any Additional Bridge Notes or Additional Bridge Warrants that may be issued, or any securities that may be issued in the Proposed Financing, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

The foregoing summaries of the Initial Financing Agreement, the Bridge Notes and the Bridge Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Initial Financing Agreement, the form of Bridge Note and the form of Bridge Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

The statements made herein concerning the Proposed Financing include “forward-looking statements.” Specific forward- forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “would,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe any objectives, the Strategic Plan, the Proposed Financing, involvement of the Investors in the Proposed Financing, plans or goals are forward-looking. The forward- forward-looking statements are based on the Company’s current intent, belief, expectations, estimates and projections regarding the Company, the Strategic Plan and the Proposed Financing. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, readers should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained herein.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Bridge Notes is incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Bridge Warrants is incorporated herein by reference into this Item 3.02.

The Bridge Warrants and any Warrant Shares issuable upon exercise of the Bridge Warrants (collectively, the “Securities”) have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction. The Securities were, and will be, offered and sold to the Investors in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are “accredited investors,” as defined in Regulation D, and are acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K does not, and the exhibits attached hereto do not, constitute an offer to sell any security, including the Bridge Warrants or the Warrant Shares, nor a solicitation for an offer to purchase any security, including the Bridge Warrants or the Warrant Shares, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Secured Bridge Note.

4.2	Form of Common Stock Purchase Warrant.

10.1*	Reaffirmation Agreement and Omnibus Amendment Agreement, dated November 6, 2023, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, JMCM Holdings LLC, SherpaVentures Fund II, LP and GLAS Americas LLC, in its capacity as collateral agent.

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer